FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)  |__|

___________________________

WACHOVIA BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

[] (State of incorporation if not a U.S. national bank)	[22-1147033] (I.R.S. employer identification no.)
One Wachovia Center, 301 South College Street, Charlotte, North Carolina (Address of principal executive offices)	28288 (Zip code)

___________________________

VITRO, S.A. DE C.V.

(Exact name of obligor as specified in its charter)

United Mexican States (State or other jurisdiction of incorporation or organization)	None (I.R.S. employer identification no.)
Ave. Ricardo Margain Zozaya #400 Col. Valle del Campestre San Pedro Garza Garcia Nuevo Leon, 66265 Mexico (Address of principal executive offices)	(Zip code)

___________________________

11.75% Senior Exchange Notes due 2013

(Title of the indenture securities)

1. General information. Furnish the following information as to the Trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Board of Governors of the Federal Reserve System	Washington, D.C.
Comptroller of The Currency	Washington, D.C.
Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b) Whether it is authorized to exercise corporate trust powers.

Yes, the Trustee is authorized to exercise corporate trust powers.

2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a‑29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1. A copy of the Organization Certificate of Wachovia Bank, National Association as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (*)

2. Consolidated Report of Condition

3. A copy of the existing By‑laws of the Trustee. (*)

4. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 1)

5. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority. (Exhibit 2)

 _______________

* Previously filed with the Securities and Exchange Commission as an Exhibit to Form T-I in connection with Registration Statement Number 333-54465 incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 20th day of June, 2006.

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ Steven A. Finklea .
Name: Steven A. Finklea
Title: Vice President

EXHIBIT 2

Consolidated Report of Condition of

WACHOVIA BANK, NATIONAL ASSOCIATION

of One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2006, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest‑bearing balances and currency and coin	$13,036,000
Interest‑bearing balances	872,000
Securities:
Held-to-maturity securities	0
Available-for-sale securities	112,487,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	1,075,000
Securities purchased under agreements to resell	5,903,000
Loans and lease financing receivables:
Loans and leases held for sale	7,742,000
Loans and leases, net of unearned income	276,807,000
LESS: Allowance for loan and lease losses	2,950,000
Loans and leases, net of unearned income and allowance..	273,857,000
Trading Assets	29,216,000
Premises and fixed assets (including capitalized leases)	3,865,000
Other real estate owned	332,000
Investments in unconsolidated subsidiaries and associated companies	1,184,000
Customers' liability to this bank on acceptances outstanding	0
Intangible assets:
Goodwill	21,267,000
Other intangible assets	2,422,000
Other assets	23,308,000
Total assets	$496,566,000
LIABILITIES
Deposits:
In domestic offices	$308,549,000
Noninterest‑bearing	68,434,000
Interest‑bearing	240,115,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs.	30,599,000
Noninterest‑bearing	60,000
Interest‑bearing	30,539,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	1,676,000
Securities sold under agreements to repurchase	29,510,000
Trading liabilities	13,322,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	32,349,000
Not applicable
Bank's liability on acceptances executed and outstanding	0
Subordinated notes and debentures	15,355,000
Other liabilities	11,820,000
Total liabilities	$443,180,000
Minority interest in consolidated subsidiaries	1,801,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	455,000
Surplus (exclude all surplus related to preferred stock)	37,243,000
Retained earnings	15,341,000
Accumulated other comprehensive income	(1,454,000)
Other equity capital components	0]
Total equity capital	51,585,000
Total liabilities, minority interest, and equity capital....	$496,566,000

EXHIBIT 1

Wachovia Bank, National Association, pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended (the "Act") in connection with the proposed issuance by VITRO, S.A. DE C.V. of their 11.75% Senior Exchange Notes, due 2013, consents that reports of examination by federal, state, territorial, or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor, as contemplated by Section 321(b) of the Act.

Dated: June 20, 2006

WACHOVIA BANK, NATIONAL ASSOCIATION

By:/s/ Steven A. Finklea

Steven Finklea, Vice President